Morgan Stanley Institutional Fund Trust - Global
Multi-Asset Income Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Broadcom Corp. 3.875% due
1/15/2027
Purchase/Trade Date:	1/11/2017
Offering Price of Shares: $99.558
Total Amount of Offering: $4,800,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.001%
Percentage of Fund's Total Assets: 0.35%
Brokers: BofA Merrill Lynch, Barclays, BMO
Capital Markets, Citigroup, Credit Suisse, Deutsche
Bank Securities, Goldman, Sachs & Co., J.P.
Morgan, Mizuho Securities, Morgan Stanley,
MUFG, RBC Capital Markets, Scotiabank, SMBC
Nikko, Wells Fargo Securities, DBS Bank Ltd.,
SunTrust Robinson Humphrey, BBVA
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  Apple Inc. 2.500% due
2/9/2022
Purchase/Trade Date:	2/2/2017
Offering Price of Shares: $99.995
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.003%
Percentage of Fund's Total Assets: 0.71%
Brokers: Goldman, Sachs & Co., Deutsche Bank
Securities, J.P. Morgan, Barclays, BofA Merrill
Lynch, Wells Fargo Securities, HSBC, Morgan
Stanley, Standard Chartered Bank, Academy
Securities, CastleOak Securities, L.P., Mischier
Financial Group, Inc. Ramirez & Co., Inc.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.